UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CITIZENS BANCSHARES CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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TO THE SHAREHOLDERS OF CITIZENS BANCSHARES CORPORATION 230 Peachtree Street, N.W. Suite 2700 Atlanta, Georgia 30303 (404) 659-5959	CITIZENS BANCSHARES CORPORATION

March 29, 2016

You are cordially invited to attend the Annual Shareholders’ Meeting of Citizens Bancshares Corporation (the “Company”) to be held on Monday, May 23, 2016. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company’s 2015 Annual Report accompany this letter.

The principal purpose of the meeting is to elect directors of the Company for the coming year and ratify the appointment of our independent registered public accounting firm, as well as approving a non-binding resolution regarding executive compensation. We will also review the operations and recent developments of the Company and the Bank for the past year.

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

Very truly yours,

Cynthia N. Day
President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	Monday, May 23, 2016

TIME:	11:00 A.M. EST

PLACE:	Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Shareholders’ Meeting of Citizens Bancshares Corporation will be held on Monday, May 23, 2016, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia, for the following purpose:

1.	To elect three (3) Class II directors to serve a three-year term expiring at the 2019 annual meeting.

2.	To ratify the appointment of Elliott Davis Decosimo, LLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

3.	To adopt an advisory resolution approving executive compensation.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 29, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

Voting can be completed in one of four ways:

online at www.envisionreports.com/CZBS	returning the proxy card by mail

through the telephone at 1-800-652-VOTE (8683)	or attending the meeting to vote IN PERSON

Important notice regarding the availability of proxy materials for the 2016 annual meeting of shareholders to be held on May 23, 2016 The proxy statement for the annual meeting of shareholders, proxy card and 2015 annual report to shareholders are available at WWW.CTBCONNECT.COM under “investor information”

BY ORDER OF THE BOARD OF DIRECTORS,

Cynthia N. Day
President and Chief Executive Officer

Atlanta, Georgia
March 29, 2016

Proxy Statement

Proxy Statement

OF CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held May 23, 2016

INTRODUCTION

Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders’ Meeting and at any adjournments thereof. The Shareholders’ Meeting will be held on Monday, May 23, 2016, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia.

Purpose of Meeting

The purpose of the Annual Shareholders’ Meeting of the Company is to elect three (3) Class II directors to serve a three year term expiring at the 2019 annual meeting and to ratify the appointment of Elliott Davis Decosimo, LLC, as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2016. In addition, as required in connection with our participation in the United State Treasury’s Troubled Assets Relief Program (“TARP”), the shareholders will be asked to approve a non-binding resolution regarding executive compensation.

Record Date and Voting Rights

Each shareholder of record of the common stock

(“Common Stock”) of the Company at the close of business on March 29, 2016 (the “Record Date”) is entitled to notice of and to vote at the Shareholders’ Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 2,072,727 shares of Common Stock were issued and outstanding and held of record by 1,145 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series B (the “Series B Preferred Stock”) and 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series C (the “Series C Preferred Stock”) are issued and outstanding. The Series B and Series C Preferred Stock are not entitled to vote on the matters to be considered at this meeting. The shares of Series B and Series C Preferred Stock were issued in connection with the Company’s participation in the TARP Community Development Capital Initiative.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker nonvotes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

Ratification of the appointment of Elliott Davis Decosimo, LLC, as our independent registered public accounting firm, the non-binding resolution regarding executive compensation, and any other matter that may properly come before the annual meeting require the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter, provided a quorum is present. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. As of January 1, 2010, all NYSE and NASDAQ member brokers are prohibited from exercising discretionary voting in all director elections unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect

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Proxy Statement

to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the ratification of the appointment of Elliott Davis Decosimo, LLC, and FOR the approval of the non-binding resolution regarding executive compensation and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

Revocation of Proxies. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

•   Giving written notice of revocation to the Company;

•   Properly submitting to the Company a duly executed proxy bearing a later date; or

•   Attending the annual meeting and voting in person.

All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 230 Peachtree Street, N.W., Suite 2700, Atlanta, Georgia 30303; Attention: Corporate Secretary.

Solicitation of Proxies

Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the “Bank”) who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders’ Meeting.

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Proposal 1

Election of Directors

Nominees

The Board proposes to elect three (3) Class II directors to serve a three-year term expiring at the 2019 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

Set forth below is information about each of our director nominees and continuing directors. All of the directors also serve as directors of our subsidiary, Citizens Trust Bank.

DIRECTOR NOMINEES

Class II Directors

(To Serve a Term Expiring in 2019)

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES SET FORTH BELOW.

Robert L. Brown, Jr.

64, joined the Board of Directors of the Company in 2000. In 1984, he established R. L. Brown & Associates, Inc. to provide architectural and construction management on projects for corporate clients and private/government groups. His company has designed many projects throughout Metro-Atlanta and Alabama including the Birmingham Civil Rights Institute, Morehouse College Leadership Center, 1996 Olympic Tennis Venue, Clark Atlanta University Student Center, and academic buildings for Georgia Perimeter and Spelman Colleges. Active in business and community affairs, Mr. Brown serves as a Board Member of The Partnership for Excellence in Education and The Georgia Historical Society. His corporate board involvement includes Georgia Power and The Georgia Chamber of Commerce. He is a member of the Atlanta Business League, Decatur Rotary, Leadership DeKalb, Leadership Georgia, and 100 Black Men of DeKalb. We believe Mr. Brown’s extensive experience in the construction industry, as well as his community involvement, qualifies him to serve as a director.

C. David Moody, Jr.

59, is Founder and Chief Executive officer of C. D. Moody Construction Company, Inc., and former member of the Board of Directors of First Southern Bancshares and its subsidiary, First Southern Bank. He has served on the Company’s board since the merger with First Southern in 1998. In 2009, Georgia Governor Sonny Perdue appointed Mr. Moody as General Contractor Representative for the Georgia State Licensing Board for Residential and General Contractors, on which he chairs the General Division. He is a member of numerous professional, civic, and social organizations, including the Atlanta Business League, the Atlanta Chamber of Commerce, Downtown Atlanta Rotary, and the Omega Psi Phi Fraternity. He is a former president of the National Association of Minority Contractors (Atlanta Chapter), serves on the Board of Trustees of Morehouse College, and serves on the board of directors for Morehouse College Business School, Atlanta Business League, Theragenics (NYSE), and the Chick-fil-a Foundation. We believe Mr. Moody’s extensive business experience, especially in the construction industry, as well as his community involvement, qualify him to serve as a director.

James E. Williams

67, has been a Director for Citizens Trust Bank since 2003. Mr. Williams is a retired Executive Vice President with Turner Broadcasting System, after a long career in radio and television. With Turner, his primary responsibilities included domestic oversight for WTBS, Turner South, Direct Response, and The Turner Trade Group. He also had international responsibilities that included sales of all Time Warner assets throughout Asia, Europe, and Latin America for the Turner Trade Group. He is currently President of Williams Communications System, a communications consulting firm that specializes in sales, marketing, and management. His current clients include the Atlanta Braves, Fred Williams’ Trucking, and Atlanta Peach Movers. He currently serves as Chairman of the Board of Trustees for the Atlanta Technical College and is a member of the Board of Directors of the Georgia Alliance for Children, Meharry Medical College, where he chairs the Institutional Advancement Committee, Young Harris College, and the Greenforest Academy Foundation. Mr. Williams is also Chairman Emeritus of The Atlanta Tip-off Club. He previously served as a Board Member of the Arts Festival of Atlanta and the Atlanta Public Schools Career Education Advisory Council and as an officer of the Atlanta Broadcasting Advertising Club and the National Negro Golf Association. We believe Mr. Williams’ leadership and

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management skills, particularly his extensive experience in the marketing business, bring valuable insight to the board and qualify him to serve as a director.

CONTINUING DIRECTORS

Class I Directors

(Term Expires 2018)

Cynthia N. Day

President and CEO, 50, assumed the presidency of the Company and Citizens Trust Bank on February 27, 2012. Ms. Day joined Citizens Trust Bank in February 2003 as Executive Vice President of Management Services after the Bank acquired Citizens Federal Savings Bank of Birmingham, where she served as the Executive Vice President & Chief Operating Officer and in other capacities since 1993. Two years after the acquisition, Ms. Day became the Senior Executive Vice President & COO of the Company and the Bank. Prior to becoming a banker, Ms. Day, who is a certified public accountant, worked for KMPG as an audit manager, managing audit engagements for companies across several different industries including banking, insurance, manufacturing and educational institutions, many of which were publicly traded. A member of Alpha Kappa Alpha Sorority, Day has been recognized for her leadership and mentorship in various community and professional organizations including being named one of “Atlanta’s Top 100 Black Women of Influence” by the Atlanta Business League and one of Atlanta Tribune’s “Wonder Women”. She is a member of or has previously served in various organizations such as the Board of Directors of the National Bankers Association, the Georgia Society of CPAs, the University of Alabama Continuing Education Advisory Board, the American Liver Foundation, the United Negro College Fund, and Mt. Paran Church of God. Ms. Day also serves as a director of Aaron’s, Inc. and Primerica. Ms. Day’s insight into the day-to-day operations of the Bank and her understanding of the banking industry adds value to the board and qualifies her to serve as a director.

Ray M. Robinson

Chairman, 68, joined the Board of Directors in 1999 and was appointed Chairman in May 2003. Mr. Robinson is the retired president of AT&T’s Southern Region and was formerly responsible for marketing, sales, and promotions of AT&T’s Business and Consumer Services across the states of Florida, Georgia, North Carolina, South Carolina, Kentucky, Tennessee, Alabama, Mississippi and Louisiana. He has also previously held numerous management positions in operations, corporate relations, and regulatory affairs in Albuquerque, Portland, Chicago, San Francisco, Denver, Colorado Springs and New Jersey. Mr. Robinson

is active in the community and holds memberships in the NAACP, Alpha Phi Alpha Fraternity, Inc., the National Black MBA Association, and the 100 Black Men of Atlanta, Inc. He also serves on the Board of Directors of American Airlines, the Georgia Aquarium, Aaron Rents, Inc., Avnet, Inc., Fortress Transportation & Infrastructure, and Acuity Brand Corporation. He is the President Emeritus of the East Lake Golf Club and a former trustee of Meharry Medical College. We believe Mr. Robinson’s extensive leadership and management skills, his experience on the boards of other public companies, and his active community involvement make him a valued contributor to the board and qualify him to serve as a director.

H. Jerome Russell, Jr.

53, has been a member of the Board of Directors since 1993. He has moved through the professional ranks of the H.J. Russell & Company’s construction and real estate development operations to his current position as President of H.J. Russell & Company and Russell New Urban Development, LLC. Mr. Russell previously served as President of City Beverage Company, a local beverage distributor. He is a board member of the Central Atlanta Progress, Metro Atlanta YMCA, and Concessions International. He serves in various capacities for other civic and community organizations including the World President Organization, the 100 Black Men of Atlanta, The Russell Center for Innovation and Entrepreneurship, and the Atlanta Rotary. We believe Mr. Russell’s varied business experience, particularly as related to real estate and construction, is very useful to the board and qualifies him to serve as a director.

Class III Director

(Term Expires in 2017)

Stephen A. Elmore, Sr.

64, joined the Board of Directors in 2003. He is a Certified Public Accountant, a Certified Bank Auditor, Certified in Financial Forensics, and a Chartered Global Management Accountant. He is the Founder and Managing Principal of the accounting firm Elmore CPAs, LLC. The Firm’s practice is limited to forensic accounting and litigation consulting. Mr. Elmore serves as an Expert Witness in both criminal and civil litigation proceedings. In that capacity, he provides expert testimony on financial, accounting, and economic issues. He has over 42 years of accounting and audit experience in the financial services industry. Mr. Elmore spent 10 years as a Partner in the accounting firm of Smiley-Smith & Bright, CPAs, before founding Elmore CPAs, LLC. He also spent 22 years as the General Auditor of Wachovia Bank of Georgia, N.A. (formerly First National Bank of Atlanta), and the Deputy General Auditor of the

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bank’s parent company, Wachovia Corporation. In addition, he spent seven years with an international public accounting firm serving clients in the financial services industries. He has taught classes in Bank Regulations, Accounting, Auditing, and Financial Statement Preparation for various Community Banking Associations across the country.

Active in civic and professional organizations, Mr. Elmore is a member of the American Institute of Certified Public Accountants, the National Society of Certified Bank Auditors, the American College of Forensic Examiners Institute, the Georgia Society of Certified Public Accountants, and the National Association of Black Accountants. He is a member of the 100 Black Men of Atlanta, the Morehouse College Alumni Association, and the Leadership Atlanta Alumni. Mr. Elmore was a founding member of the Atlanta-Fulton County Zoo, Inc., governing board and served as its Treasurer and audit committee chairman. He is also a past board member of The NAACP Atlanta Chapter, the University Community Development Corporation, the Boys & Girls Club of The River Region in Alabama, and the Georgia Affiliate of the American Diabetes Association. We believe Mr. Elmore’s extensive banking and auditing experience is invaluable to the board, particularly the Audit Committee, and qualifies him to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES

Information About the Board of Directors, Meetings, Leadership Structure and Risk Oversight Role

Our Board of Directors. We are governed by a Board of Directors and various committees of the Board that meet throughout the year. After the Annual Meeting, we will have seven directors who are elected to serve for a three-year term (with the terms of one of the classes of directors expiring at each annual meeting) unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2015, the Board of Directors of the Company and the Bank held ten meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member, except for, Mr. Moody who attended 67% of the Asset and Liability Committee meetings due to prior commitments at Harvard University.

Director Independence. The Board of Directors has determined that, with the exception of Ms. Day, all directors are independent pursuant to the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

Annual Meeting Attendance. Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the 2016 meeting. All directors attended the 2015 annual meeting.

Board Leadership Structure. In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chairman and its Chief Executive Officer and President, and each of these positions may be held by the same person or may be held by separate persons. Ray Robinson, who is an independent director, is the Chairman of the Board. The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board of Directors believes this structure provides for an appropriate balance of authority between management and the Board and provides an efficient decision making process with proper independent oversight. The Board of Directors, however, reserves the right to establish a different structure in the future. The President and Chief Executive Officer also serves on the Board.

Risk Oversight. The Board is responsible for providing oversight of the Company’s risk management processes. The Executive Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board. In carrying out its responsibilities, the Executive Committee works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure. In addition to the Executive Committee, the Audit Committee meets no less than quarterly to review the annual report on Form 10-K, quarterly reports on Form 10-Q, internal audits and loan reviews, and meets in executive session with internal auditors and the Company’s principal accountants, among others, to assess risk that may affect the entire Company.

Audit and Compliance Committee. The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company’s independent auditors, pre-approving all allowable audit services, reviewing with the Company’s independent accountants

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their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing financial statements, evaluating internal accounting controls, reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore, Sr. (Chairman), Robert L. Brown, Jr., and James E. Williams.

The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended National Association of Securities Dealers listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore, Sr. meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2015, the Audit and Compliance Committee met nine times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

The Audit and Compliance Committee reports as follows with respect to the audit of the Company’s 2015 audited consolidated financial statements.

•   The Committee has reviewed and discussed the Company’s 2015 audited consolidated financial statements with the Company’s management;

•   The Committee has discussed with the independent auditors, Elliott Davis Decosimo, LLC, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•   The Committee has received written disclosures and the letter from the independent auditors required by the PCAOB, which relates to the auditor’s independence from the corporation and its related entities, and has discussed with the auditors the auditors’ independence from the Company; and

•   Based on review and discussions of the Company’s 2015 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2015 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

March 23, 2016

Audit and Compliance Committee

Stephen A. Elmore, Sr., Chairman

Robert L. Brown, Jr.

James E. Williams

Personnel and Compensation Committee. The Executive Committee, with the exception of President and Chief Executive Officer, serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers, and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company’s senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants restricted stock and other long-term incentives, and monitors the administration of the various plans. The committee is responsible for working with the Company’s Senior Risk Officer to ensure that the Company’s compensation plans and practices do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of our company, manipulate or encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of our employees, or place undue emphasis on short term results at the expense of long term results that build durable shareholder value. In all of these matters, the committee’s decisions are reviewed and approved or ratified by the Board of Directors.

The members of this Committee are Ray M. Robinson (Chairman), Robert L. Brown, Jr., Stephen A. Elmore, Sr., C. David Moody, Jr., H. Jerome Russell, Jr., and James E. Williams. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards.

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The Personnel and Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve the related fees and other retention terms. During 2015, the Committee engaged the services of Matthews, Young – Management Consulting. The Committee’s independent advisor receives direction from and reports directly to the Committee, meeting periodically throughout the year with independent director members and without executive management present. The Committee’s advisor assists the Committee in reviewing executive and outside Director compensation levels versus competitive market practices, updating incentive compensation plans, assisting with consideration of long-term incentive awards, conducting risk assessments of compensation, and providing periodic updates on regulatory and compliance guidelines related to compensation. The Committee’s advisor owns no shares of stock in the Company and has no business relationships with members of the Committee or executive management outside of its role as independent advisor to the Committee. The committee also has the authority to delegate appropriate matters to subcommittees as it may deem appropriate. The Committee met ten times during 2015.

Pursuant to the Company’s participation in the United States Department of the Treasury’s (“Treasury”) TARP, the Personnel and Compensation Committee must be comprised entirely of independent directors and is required to perform, at least every six months, a review of the Company’s incentive compensation programs with the Senior Risk Officers to (i) ensure that the programs do not encourage Senior Executive Officers (as defined in the TARP regulations and identified in “Participation in TARP Community Development Capital Initiative below) to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Personnel and Compensation Committee is also required to discuss, evaluate and review, at least every six months, employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. Finally, the Personnel and Compensation Committee is required to submit to Treasury and our primary federal regulator a narrative description of how such compensation plans do not encourage, among other items, behavior focused on short-term results rather than long-term value creation. For more information on TARP executive compensation requirements, please see “Participation in TARP Capital Purchase Program and Community Development Capital Initiative.”

Governance and Nominating Committee. The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders’ meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Stephen A. Elmore, Sr. and Robert L. Brown, Jr. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards. The Committee met six times in 2015. The Committee has a charter that is posted on our website at www.ctbconnect.com.

The Governance and Nominating Committee followed a formal process for evaluating directors being considered for renomination in 2016, as well as potential new nominees. The Committee utilized a confidential questionnaire which covered a review of multiple factors associated with director effectiveness and a general assessment of suitability for renomination. Each director fully completed the questionnaire. The Committee or the Board Chair (for those directors being considered for renomination that currently serve on the Committee) reviewed these results in developing recommendations for director renomination. In addition, the Committee informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services industry. The Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In evaluating potential director nominees, the Committee also uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, director nominees should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. Director nominees should also have broad experience at the policy-making level in business, government, education, technology, or public interest. Director nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the Company’s shareholders.

Although the Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity in business experience and

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community involvement in identifying director nominees. The Committee considers director nominees who exemplify prudent business acumen and knowledge. The Board of Directors consists of both male and female members. The current directors come from a variety of backgrounds and occupations. The Board of Directors welcomes the different and valid viewpoints each director has to offer to the operation of the Company and the Bank.

Executive Officers

The table set forth below shows for each executive officer of the Company (a) the person’s name, (b) his or her age at March 1, 2016, (c) the year he or she was first elected as an executive officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
Cynthia N. Day	50	2003	President and Chief Executive Officer of the Company and the Bank.
Samuel J. Cox	58	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Frederick L. Daniels, Jr.	50	2010	Executive Vice President and Chief Credit Officer

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our principal executive, financial, and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence	to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 230 Peachtree Street, N.W., Suite 2700, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at (404) 575-8311.

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Executive Compensation

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last two fiscal years to Cynthia N. Day, President and Chief Executive Officer; Samuel J. Cox, Executive Vice President and Chief Financial Officer, and Frederick L. Daniels, Jr., Executive Vice President and Chief Credit Officer, who are the two most highly compensated executive officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Cynthia N. Day	2015	$330,000	—	$143,150	—	$23,383	$21,650	$518,183
President and Chief	2014	$300,000	—	$127,458	—	$21,399	$18,197	$467,054
Executive Officer
Samuel J. Cox	2015	$163,770	$600	$14,560	—	$30,535	$19,653	$229,118
Executive Vice President	2014	$159,000	—	$17,700	$33,739	$27,944	$19,507	$257,890
and Chief Financial Officer
Frederick L. Daniels, Jr.	2015	$143,170	$600	$13,650	—	$11,468	$16,839	$185,727
Executive Vice President	2014	$139,000	$150	$8,850	$33,105	$10,356	$16,255	$207,716
and Chief Credit Officer
(1)	The amounts for 2015 represent bonuses and the 2014 amount represents a service award.
(2)	The dollar values reflect the fair market value of restricted stock awards on the date of grant determined in accordance with generally accepted accounting principles; and calculated as the closing price of our stock on the date of grant multiplied by the number of shares granted to each officer. Restricted stock awards issued in 2015 and 2014 vest on January 1, 2018 and January 1, 2017, respectively, with the exception of Ms. Day. Vesting of Ms. Day’s restricted stock awards were subject to TARP regulations which generally do not allow the award to vest earlier than two years following the grant date and do not allow the underlying shares to be transferred during the TARP period until the TARP funds are repaid. The value of restricted stock awarded to Ms. Day, the highest-paid executive officer in 2015 and 2014 according to TARP guidelines, is limited to one-third (33%) of annual compensation per TARP regulations. Annual compensation is calculated as the amount reported in the “Total” column minus the amount in the “Change in Pension Value” column of the Summary Compensation Table. For 2015, Ms. Day’s restricted stock grants represented 28.9% of annual compensation; for 2014, her restricted stock grants represented 28.6% of annual compensation.
(3)	See All Other Compensation Table for details of other compensation paid during 2015 and 2014.

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Executive Compensation

ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	Car Allowance ($)	401K Contribution ($)	Group Term Life Insurance ($)	Premiums on Officer Owned Life Insurance ($)	Dues and Other Memberships ($)	Total ($)
Cynthia N. Day	2015	$2,757	$6,652	$1,652	—	$10,589	$21,650
President and Chief Executive Officer	2014	$2,732	$6,500	$979	—	$7,986	$18,197
Samuel J. Cox	2015	—	$5,288	$1,385	$12,980	—	$19,653
Executive Vice President and Chief	2014	—	$5,196	$1,331	$12,980	—	$19,507
Financial Officer
Frederick L. Daniels	2015	—	$4,573	$630	$5,488	$6,148	$16,839
Executive Vice President and Chief	2014	—	$4,508	$397	$5,488	$5,862	$16,255
Credit Officer

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Executive Compensation

The following table sets forth information at December 31, 2015, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. All awards have been made under the provisions of our shareholder-approved long term incentive plans; and no other types of awards have been made.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares That Have Not Vested (#)	All Other Stock Awards: Market Value of Shares That Have Not Yet Vested ($)(1)	Date on Which Unvested Stock Awards Fully Vest
Cynthia N. Day	5/1/2006	1,661	$11.45	4/30/2016	—	—	—
	4/25/2007	5,000	$10.50	4/24/2017	—	—	—
	5/28/2008	4,500	$8.50	5/27/2018	—	—	—
	3/24/2014	—	—	—	11,450	$91,486	3/23/2016	(2)
	5/20/2014	—	—	—	4,000	$31,960	1/1/2017	(2)
	2/19/2015	—	—	—	12,200	$97,478	2/18/2017	(2)
	5/19/2015	—	—	—	4,000	$31,960	1/1/2018	(2)
Samuel J. Cox	5/1/2006	1,441	$11.45	4/30/2016	—	—	—
	4/25/2007	2,500	$10.50	4/24/2017	—	—	—
	5/28/2008	2,500	$8.50	5/27/2018	—	—	—
	5/20/2014	—	—	—	2,000	$15,980	1/1/2017
	5/19/2015	—	—	—	1,600	$12,784	1/1/2018
Frederick L. Daniels	5/1/2006	1,221	$11.45	4/30/2016	—	—	—
	4/25/2007	2,000	$10.50	4/24/2017	—	—	—
	5/28/2008	2,000	$8.50	5/27/2018	—	—	—
	5/20/2014	—	—	—	1,000	$7,990	1/1/2017
	5/19/2015	—	—	—	1,500	$11,985	1/1/2018
(1)	Value of Restricted Stock awards is based on the Company’s closing price of $7.99 on 12/31/2015.
(2)	Ms. Day’s 2013, 2014 and 2015 Restricted Stock awards are subject to TARP regulations which generally do not allow the awards to vest earlier than two years following the applicable grant date and do not allow the underlying shares to be fully transferred during the TARP period until TARP funds are repaid.

During 2015, the Company made restricted stock grants to executives and officers. Restricted Stock grants have value at the date of grant, but require future years of service in order for awards to vest. The shares of restricted stock granted to our highest-paid officer require future services as well as repayment of TARP funds before shares are fully vested and transferable. Ms. Day was considered our highest paid officer in 2015. The Company believes that the use of equity-based compensation serves as effective long-term incentive for key employees, which further encourages them to remain with the Company and excel in their performance.

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Executive Compensation

Participation in TARP Capital Purchase Program (“CPP”) and Community Development Capital Initiative (“CDCI”)

On March 6, 2009, the Company issued 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, to Treasury, as part of the CPP enacted as part of TARP, which was established by the Emergency Economic Stabilization Act of 2008 (“EESA”). The Company issued the shares of Series A Preferred Stock for an aggregate purchase price of $7.462 million in cash. On August 13, 2010, the Company entered into an Exchange Agreement with Treasury pursuant to which the 7,462 shares of Series A Preferred Stock was exchanged for 7,462 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) which were issued as part of the TARP CDCI. No new monetary consideration was received in connection with this exchange. Then on September 17, 2010, the Company issued 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) to Treasury. The Series C Preferred Shares were issued as part of the CDCI for an aggregate purchase price of $4.379 million in cash.

Pursuant to the Company’s participation in the TARP initiatives, the Company is required to comply with all EESA provisions, which include taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111 of EESA. As of December 31, 2015, the Company’s Senior Executive Officers under EESA were Cynthia N. Day, President and Chief Executive Officer; Samuel J. Cox, Executive Vice President and Chief Financial Officer; Frederick L. Daniels, Jr., Executive Vice President and Chief Credit Officer; Farrand O. Logan, Senior Vice President and Commercial Banking Division Manager, and Joseph M. Hopkins, Senior Vice President and Internal Audit Manager.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) retroactively amended the executive compensation provisions applicable to participants in the TARP initiatives. The ARRA executive compensation standards remain in effect during the period in which any obligation arising from financial assistance provided under the TARP initiatives remains outstanding (the “TARP Period”).

The executive compensation regulations, to which we are required to adhere as a result of our participation in TARP, include, but are not limited to, the following:

•    prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company’s most highly-compensated employee, excluding grants of restricted stock that are subject to vesting and transferability restrictions during the TARP Period and do not have a value which exceeds one-third of the individual’s total annual compensation;

•    prohibitions on payments to our Senior Executive Officers and the next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

•    recovery (“clawback”) of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

•    prohibition on compensation plans that provide incentives to Senior Executive Officers or any other employee of the Company to take unnecessary and excessive risks that threaten the long term value of the Company or that encourage manipulation of reported earnings;

•    limitation of the tax deduction for compensation paid to any Senior Executive Officer to $500,000 annually (amendment to Section 162(m) of the Internal Revenue Code by adding Section 162(m)(5) which sets forth the limitation);

•    prohibition on providing tax gross-ups to any Senior Executive Officer and the next 20 most highly compensated employees;

•    implementation of a company-wide policy regarding “excessive or luxury expenditures”;

•    retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers, if such compensation is found by Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and

•    a requirement that TARP recipients include in their proxy statements for annual shareholder meetings a non-binding “Say on Pay” shareholder vote on the compensation of executives as disclosed in the proxy statement.

All of our Senior Executive Officers and other impacted employees have executed agreements that limit compensation and other benefits and include clawback provisions, necessary to comply with TARP program and ARRA requirements. These agreements remain in effect throughout the TARP Period.

As required by TARP and ARRA, the Personnel and Compensation Committee reviewed compensation programs in coordination with the Company’s senior risk officer and the Committee’s compensation advisor. During 2015, two reviews were conducted as required by TARP, with the first review in May and the second review in November. The Committee’s process included a review of the overall competitiveness of executive compensation, the

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mix of compensation elements used in our overall program, and our Annual Incentive Plan and Long-Term Incentive Plan. In addition, the review covered all bonus, incentive, and rewards programs provided to executive officers and non-executive officers. Specific risk factors were identified and a relative level-of-risk scale was employed to assess each plan with respect to each risk factor using the risk scale. For each individual plan, the Committee also reviewed the plan’s purpose, participation levels, plan administration and oversight responsibilities, measurement of performance, and range of potential awards.

The Personnel and Compensation Committee certifies that it has reviewed, with our senior risk officer, the incentive compensation arrangements for 2015 and made reasonable efforts to ensure that such arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of our company. In addition, the Personnel and Compensation Committee has worked with our senior risk officer and outside compensation consultant to review the bonus and incentive plans of all Company employees and made reasonable efforts to ensure that these plans do not encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of our employees or place undue emphasis on short term results at the expense of long term results that build durable shareholder value. Finally, the Personnel and Compensation Committee has applied the standards prospectively in its review and approval of the 2016 Annual Incentive Plan.

The Company is in material compliance with all TARP executive compensation standards promulgated by Treasury. Ms. Day and Mr. Cox have certified the Company’s compliance with such standards throughout 2015. The certification was delivered to Treasury and was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Such certification is required annually during the TARP Period no later than ninety days after the completion of our fiscal year. The Company intends to comply with all TARP executive compensation standards, and will work with its Senior Executive Officers to take such steps as it deems necessary to continue to comply with the standards and adopt policies and procedures consistent with the foregoing. In addition, a non-binding vote on the compensation provided to the Company’s executive officers is included as Proposal 3 of this Proxy Statement.

Employment Agreement

On August 12, 2013, the Company, Citizens Trust Bank and Ms. Day entered into an employment agreement. The agreement has a three-year term and, thereafter, automatically renews for successive one-year periods unless either party provides written notice at least 90 days prior to expiration of the current term.

Ms. Day’s annual base salary as of the effective date of the employment agreement was $280,000. The Board of Directors is to review Ms. Day’s base salary every year and may increase it from time to time.

Because the Company participates in TARP, there are certain restrictions on the compensation of the Company’s most highly compensated employee. The employment agreement provides that, once the TARP obligation is no longer outstanding, Ms. Day will be eligible to receive annual bonus compensation as may be determined by, and based on performance reviews established by, the Board of Directors pursuant to any incentive programs as may be adopted from time to time by the Board of Directors. Also, subject to the restrictions imposed by Treasury during the period the TARP obligation is outstanding, Ms. Day is entitled to receive long-term equity awards at the discretion of the Board of Directors, based upon performance measures established by the Board.

Also, after the TARP obligation is repaid or if Ms. Day is no longer considered the “most highly compensated employee” within the meaning of 31 CFR Part 30.1: (1) Ms. Day’s benefit under the Supplemental Executive Retirement Plan shall adjust to reflect a benefit level commensurate with the status of President and Chief Executive Officer as consistent with past practice; and (2) Ms. Day (who is and will remain a participant in the Bank’s Employee Insurance Bonus Plan) shall once again receive the premium payment assistance contemplated in the Employee Insurance Bonus Plan.

Ms. Day is also entitled to use of an automobile, reimbursement of business expenses, and specified professional and civic organizational memberships, four weeks paid vacation per year and six additional days of paid leave per year, and other benefits as may be available from time to time to similarly situated employees.

Because of the compensation restrictions imposed by TARP, the employment agreement contains a “clawback of compensation” provision calling for the repayment of compensation previously paid if it is determined such compensation was in excess of what should have been paid pursuant to the TARP restrictions or if it is determined that such compensation was based on materially inaccurate financial information.

If Ms. Day resigns for a good reason or is involuntarily terminated without cause (as those terms are defined in the employment agreement), she will be entitled to all accrued compensation and severance in the amount equal to 12 months annual base salary paid in monthly installments over the 12-month period.

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Executive Compensation

The above severance obligations will become effective only after the TARP obligation has been fully repaid.

During her employment and for a period of 12 months thereafter (unless her employment is terminated through a voluntary resignation without good reason that becomes effective at least two months prior to a change in control), Ms. Day is prohibited from competing with the Company or Citizens Trust Bank through performing any services which are the same or essentially the same that she is performing for the Company or Citizens Trust Bank. Also, for a period of 12 months after termination of her employment for any reason, Ms. Day is prohibited from (a) soliciting customers with whom she has had material contact during the last two years for a competing business or (b) soliciting employees of the Company or Citizens Trust Bank.

Change-In-Control Agreements

The Company has entered into change in control agreements with all of the executive officers whose compensation is included in this report to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreements, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive’s responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office) within two years following a change of control (as defined in the change in control agreement), certain change in control benefits become payable. Under her change in control agreement, Ms. Day will receive all accrued compensation and severance in an amount equal to 2.5 times her annual base salary at the time of the termination plus the value of her accrued but unused vacation, less any severance payable to her under her employment agreement, with such amount to be paid in a lump sum. These payments made to Ms. Day in connection with a change of control will be reduced to the extent necessary to avoid being characterized as “excess parachute payments” under Section 280(g) of the Internal Revenue Code but only if Ms. Day will retain a greater after-tax amount by reason of the reduction. Mr. Cox and Mr. Daniel will receive one times their base salary. Each executive will also receive continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive’s cost of COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause. Ms. Day’s and Mr. Cox’s agreements were amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code (Mr. Daniel’s agreement was executed on December 31, 2013). Ms. Day’s change in control agreement was further amended by her employment agreement, which is described above.

The change in control payments described above are limited by the regulations applying to the Company due to its participation in TARP. These limitations apply for as long as the Treasury’s investment in our preferred stock remains outstanding. Additional explanation of these limitations is provided previously in the section entitled Participation in TARP Capital Purchase Program and Community Development Capital Initiatives.

Executive Supplemental Retirement Plans

Selected executives participate in a non-qualified supplemental retirement plan that provides supplemental retirement benefits as part of the Company’s compensation package for those executives, including Cynthia N. Day, Samuel J. Cox, and Frederick L. Daniels, Jr. A participating executive who retires at age 65 or later is entitled to a normal retirement benefit expressed as a monthly amount payable for 180 months. Certain participating executives who retire before age 65, but on or after age 62, may be entitled to a lesser early retirement benefit expressed as a monthly amount payable for 180 months. If a participating executive terminates employment prior to age 65 or 62, as applicable, the executive may also be entitled to a retirement benefit. The amount of such a retirement benefit and the form and timing of the payment varies from executive to executive. In the event of a change in control (as defined in the plan) followed by a termination of employment within two years, the plan provides for either a normal retirement benefit payable commencing at age 65 for 180 months or a lump sum payout of the executive’s then accrued benefit, depending upon the terms of each executive’s individual participation agreement. No benefit is payable if a participating executive is terminated for cause. If a participating executive dies while in service, the executive’s beneficiary is entitled to either a payment from the Bank in the same amount as the normal retirement benefit with the monthly payments commencing within 90 days following the executive’s death or a lump sum payment equal to the executive’s then accrued benefit, depending upon the terms of each executive’s individual participation agreement.

The Company’s non-qualified benefit plan is considered an unfunded contractual obligation of the Company. It is considered a general contractual obligation and is subject

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Executive Compensation

to the claims of the Company’s creditors. In the event the Company becomes insolvent, the participants will be unsecured general creditors of the Company. This status with respect to these benefits aligns the interests of the participants with the long-term interest of the Company and its shareholders.

Any payouts under the executive supplemental retirement plan are subject to certain TARP limitations on golden parachute payments applicable to senior executive officers and the next five most highly compensated employees. In addition, any additional benefit accruals in favor of Ms. Day are prohibited during the TARP period as long as she continues to be the Bank’s most highly compensated employee. Finally, the federal excise tax gross-ups contemplated by the plan are prohibited during the TARP period if they are payable to senior executive officers or the next 20 most highly compensated employees.

Director Compensation

The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

Citizens Bancshares’ director compensation program utilizes the following compensation components: retainer, monthly fee, and meeting fee for additional called meetings. All Directors received the $4,000 annual retainer, paid quarterly in shares of stock based on the current market price at the time of purchase. Each Director also receives a monthly fee paid in cash and based on the individual director’s board and committee assignments for the year. During 2015, monthly fees ranged from $1,250 to $3,667, and averaged $1,924.

Based on the Board of Directors’ compensation structure and committee assignments, Directors receive a meeting fee for each special called meeting. For special called

Board meetings, the Chair receives a fee of $1,000 and other Directors receive $500. For special called Committee meeting, the Committee Chair receives a fee of $500 and Committee Members receive $250. In addition, each Director receives a fee of $300 for attending a board specific training session.

The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company’s books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of 100% of the one year Treasury Bill rate as of the crediting date to a minimum of 6% per year. During 2015, one Director participated in this plan (Donald Ratajczak, who retired May 18, 2015).

Directors serving on the Board during 2015 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified supplemental retirement plan that provides supplemental retirement benefits as part of the Company’s total compensation package. A Director who retires, at age 65 or later, is entitled to a normal retirement benefit of $1,000 per month for 10 years. If a Director leaves the Board prior to age 65, the Director’s benefit accrued to date under the plan is payable in a lump sum. In the event of a change in control (as defined in the plan), an amount equal to the director’s normal retirement benefit, discounted to present value, becomes payable in a lump sum within 90 days following the change in control, but the amount is subject to reduction to the extent necessary to avoid being characterized as an “excess parachute payment” under Section 280(g) of the Internal Revenue Code. No benefit is payable if a Director is removed from the Board for cause. If the Director dies while in service, the Director’s beneficiary is entitled to a payment from the Bank in the same amount as the normal retirement benefit with the monthly payments commencing within 90 days following the Director’s death.

The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

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Executive Compensation

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	All Other Compensation (2) ($)	Total ($)
Robert L. Brown, Jr.	$17,750	$4,000	$8,806	$—	$30,556
Stephen A. Elmore, Sr.	$22,500	$4,000	$8,571	$—	$35,071
C. David Moody, Jr.	$21,500	$4,000	$5,492	$—	$30,992
Ray M. Robinson	$32,500	$4,000	$—	$—	$36,500
H. Jerome Russell, Jr.	$22,000	$4,000	$3,006	$—	$29,006
James E. Williams	$22,250	$4,000	$—	$2,266	$28,516

NOTE: Persons who are both employed by the Company and serving as a director do not receive any additional compensation for their services as a director.

(1)	Mr. Robinson and Mr. Williams have reached their normal retirement age as defined in the Supplemental Director Retirement Plan and their retirement benefit is fully funded.
(2)	All Other Compensation represents the interest earned on the deferred fee savings plan exceeding 120% above market.

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Compensation Policy and Practices Review

The SEC requires that the Company review compensation policy and practices to identify any possibility that compensation plans encourage participants to take risks that are “reasonably likely to have an adverse effect” on the Company. This review covers both senior executive officers as well as all employees. While the SEC does not require that we report our findings if we determine that risks are not reasonably likely to have a material adverse effect, we believe it is in the interest of effective shareholder communication to explain how we conducted our review and what we found.

The Personnel and Compensation Committee conducted this SEC-directed review as an integral part of the compensation risk assessment for compliance with TARP guidelines, utilizing the assistance of its independent compensation advisor. With respect to each our Company’s plans, we reviewed specific risk factors, each plan’s stated purpose, guidelines for participation, assignment of accountability for the administration and decision-making of each plan, performance measures used and the process for determining and verifying results, and the range of possible payouts. In addition, our advisor reviewed the competitiveness and mix of compensation elements comprising our overall executive compensation package.

As a result of our review, we find that the Company’s compensation plans and practices do not encourage unnecessary or unreasonable risk-taking, nor do they encourage executives or employees to take risks that would be reasonably likely to have an adverse effect on the Company.

Certain Relationships and Related Transactions

The Company’s directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

We define a “related party transaction” as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

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Executive Compensation

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Principal Holders of Common Stock

The following table sets forth the persons who beneficially owned, at March 1, 2016, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Estate of Herman J. Russell	606,789	29.36%
504 Fair Street, S.W.
Atlanta, Georgia 30313
Context BH Capital Management, LP	126,339	6.11%
401 City Avenue
Suite 815
Bala Cynwyd, Pennsylvania 19004
National Community Investment Fund(1)	105,208	5.09%
2230 South Michigan Avenue
Chicago, Illinois 60616

(1)	National Community Investment Fund also owns 90,000 shares of nonvoting Common Stock.

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Executive Compensation

Common Stock Owned by Management

The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 1, 2016. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent of Class
Robert L. Brown	15,160		*
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
Cynthia N. Day	42,915		2.08%
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
Stephen A. Elmore, Sr.	3,179		*
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
C. David Moody	62,685	(2)	3.03%
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
Ray Robinson	10,203		*
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
H. Jerome Russell	14,044		*
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
James E. Williams	7,544		*
230 Peachtree Street, N.W.
Suite 2700
Atlanta, Georgia 30303
All directors and principal officers as a group (9 persons)	210,877		10.20%

* Represents less than 1%.

(1)	The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.
(2)	Consists of (a) 10,364 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, and (c) 49,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody.

Citizens Bancshares Corporation - 2016 Proxy Statement	19

Executive Compensation

Compliance with Section 16(a) of the Exchange act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s Common Stock. Directors, executive officers, and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

During 2015, to the Company’s knowledge, based solely on a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements except for the following delinquent filings: the filings reporting the purchase of shares under the Citizens Bancshares Employee Stock Purchase Plan for Samuel J. Cox and Frederick L. Daniels, Jr.; and the filings reporting the grant of restricted stock to Cynthia N. Day, Samuel J. Cox, and Frederick L. Daniels, Jr.

20	Citizens Bancshares Corporation - 2016 Proxy Statement

Proposal 2

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected, and the Board has approved, Elliott Davis Decosimo, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016, subject to ratification by the shareholders. Elliott Davis Decosimo, LLC, also served as the independent auditors for the Company for the year ended December 31, 2015. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Elliott Davis Decosimo, LLC, to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Elliott Davis Decosimo, LLC, declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Elliott Davis Decosimo, LLC, is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

The appointment of Elliott Davis Decosimo, LLC, as independent auditors of the Company for the fiscal year ending December 31, 2016 requires the approval by the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ELLIOTT DAVIS DECOSIMO, LLC, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Citizens Bancshares Corporation - 2016 Proxy Statement	21

Proposal 3

Proposal 3

Advisory Resolution Approving Compensation of Executive Officers

General

On March 6, 2009, the Company completed a transaction with the United States Treasury under the TARP CPP in which the Company sold 7,462 shares of its Series A Preferred Stock. On August 13, 2010, the Company exchanged these shares for 7,462 shares of its Series B Preferred Stock issued by Treasury under the TARP CDCI. Then on September 17, 2010, the Company issued to Treasury 4,379 shares of its Series C Preferred Stock pursuant to the CDCI.

One of the conditions of the TARP initiatives is that the Company comply with certain limits on its compensation of its executive officers.

The original limitations of the TARP were amended by the ARRA. ARRA requires the Company, for so long as any obligation arising from the Company’s participation in the TARP initiatives remains outstanding, to submit to its shareholders an annual non-binding vote on the compensation of the Company’s senior executive officers, as disclosed in this Proxy Statement.

By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

In addition to the ARRA requirements, the Dodd-Frank Act requires public companies to provide their shareholders with an advisory vote to approve executive compensation at least once every three years (the Company is, however, required by ARRA to have this vote every year). We are providing this advisory vote on our executive compensation in accordance with ARRA and with Section 14A of the Exchange Act and Exchange Act Rule 14a-21.

Vote During 2015

At our annual meeting in 2015, shareholders submitted their votes for the say-on-pay vote for the prior fiscal year. Of the votes cast (excluding abstentions) over 97% voted for approval of the compensation of our named executive officers. We appreciate this strong show of support and endeavor to administer executive compensation in a manner consistent with shareholder interests and support.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Personnel and Compensation Committee and approved by the Board of Directors, encourage a pay-for-performance culture and close alignment with the long-term interests of shareholders, while maintaining safety and soundness as an important priority. During 2015, we increased earnings and returns on assets and equity while continuing to improve our overall asset quality. As we continue to focus on improved performance and increased earnings balanced with safety and soundness, the Company strives to achieve its objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders.

Our Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the senior executive officers as discussed below.

Review of Citizens Bancshares’ Compensation Philosophy and Practices

The Personnel and Compensation Committee, comprised of independent directors, is responsible for administering the compensation of the Company’s executive officers. The Committee, assisted by an independent, outside compensation advisor and acting under the authority of the Board of Directors, establishes compensation philosophy, administers compensation plans and programs, establishes executive officer compensation levels, and reviews and evaluates Company performance.

Pay-for-Performance Philosophy: Citizens Bancshares’ compensation philosophy is to provide competitive compensation to its executive officers based on their respective job responsibilities and performance, and giving careful consideration to the prevailing pay levels in comparably-sized community banks in the southeastern region of the U.S. We measure performance against our strategic plan and annual budget, and track our results relative to comparable community banks.

Compensation Program Elements: Citizens Bancshares uses three key elements in the direct compensation program for its executive officers: base salary reflecting an officer’s job assignment, level of experience, and job performance; the opportunity to earn annual incentives based on the

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Proposal 3

achievement of key Company objectives; and the eligibility for periodic long-term incentive grants, using equity, that are forfeited if future service requirements are not met.

Base Salary: Base salaries were determined in comparison to mid-range salaries of executive officers in our peer group and the database on bank executive salaries maintained by the Committee’s compensation advisor. Adjustments are made in executive officer salaries to maintain levels in line with mid-range salaries of peer companies and comparable-sized community banks while reflecting an executive’s level of experience and job performance.

Annual Incentives: The Committee administers the Annual Incentive Plan that provides the opportunity for participants to earn cash-based incentives for achievement of critical Company objectives. Our plan also emphasizes the importance of asset quality with a procedure that reduces a participant’s earned incentive if asset quality falls outside the pre-set performance range. In 2015, the Company increased earnings and returns on assets and equity, while continuing to improve overall asset quality and reducing non-performing assets. However, no incentives were paid to participants for 2015 performance. Beginning in 2013, Ms. Day became the highest paid senior executive officer and is only eligible for TARP compliant restricted stock until the Company begins the repayment of TARP funds in accordance with TARP guidelines. Annually, the Company determines the highest paid senior executive officer for the coming year based on his or her compensation in the previous year. If a senior executive officer loses status as highest paid, the TARP-based restrictions on transfer of any restricted stock, granted while the highest paid executive, remain in effect until repayment of TARP funds begins.

Supplemental Executive Retirement. As the highest paid senior executive officer, Ms. Day is precluded from having her benefit level increased under the supplemental executive retirement plan in which she participates for the duration of the TARP Period as long as she remains the highest paid senior executive officer.

Long-Term Incentives: In accordance with the terms of our shareholder approved 2009 Long-Term Incentive Plan, the Committee made grants of restricted stock to named executive officers and other key personnel. These grants carry a multi-year restriction period and do not vest until the last day of this period. Grants to our CEO also carry additional vesting requirements and restrictions consistent with TARP guidelines. In administering the plan and determining award levels, the Committee considers Company performance and individual job performance as well as previous grant levels and remaining share reserve to ensure that overall equity-based incentives are in line with the practices of comparable community banks and make best use of shares available for grant.

Committee Summary: Citizens Bancshares strives to maintain a pay-for-performance environment in which competitive levels of compensation can be earned for competitive levels of performance which in turn contribute directly to creating shareholder value while maintaining the safety and soundness of the institution.

The Company held its non-binding “say on pay” vote by shareholders at its 2015 Annual Meeting of Shareholders wherein 1,133,029 votes were cast with 201,279 abstentions. Of the votes cast (excluding abstentions), more than 97% of our shareholders voted in favor of the compensation of the Company’s executive officers. At our 2014 Annual Meeting of Shareholders, 1,133,058 votes were cast with 193,119 abstentions. Of the votes cast in 2014 (excluding abstentions), more than 96% of our shareholders voted in favor of the compensation of the Company’s executive officers.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote annually on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders of the Company approve the overall executive compensation of the named executive officers of the Company, as described in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders.”

Vote Required to Approve Proposal

The adoption of the advisory resolution approving the compensation of the Company’s executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Board values our stockholders’ opinions and the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

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Proposal 3

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Accounting Matters

Elliott Davis Decosimo, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company

to examine the financial statements of the Company as of and for the year ended December 31, 2015. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2016. A representative of Elliott Davis Decosimo, LLC, is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

The following table sets forth the fees billed (or to be billed) to the Company for the years ended December 31, 2015 and December 31, 2014 by Elliott Davis Decosimo, LLC.

	2015	2014
Audit Fees	$138,000	$135,000
Tax Preparation Fees	32,775	34,960
All Other Fees	13,000	12,500
Total Fees	$183,775	$182,460

Audit Fees

Audit fees represent fees billed by Elliott Davis Decosimo, LLC, for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2015 and 2014 included in the annual filings on Form 10-K as well as reviews of the condensed consolidated financial statements included in the Company’s quarterly filings on Form 10-Q.

Tax Fees

Tax fees consisted primarily of the preparation of the Company’s annual Federal and State income tax returns as well as research and consultation relating to miscellaneous tax issues, including reviews of disallowed deferred tax asset for call report and GAAP reporting purposes.

All Other Fees

All other fees represent the fees billed for the audits of the Company’s 401(k) Plan for 2015 and 2014.

The Audit and Compliance Committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company’s principal accountant.

The fees billed by Elliott Davis Decosimo, LLC, are approved by the Audit and Compliance Committee for the Company in accordance with the policies and procedures of the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audits and the majority of non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2015, approximately 100% of the total fees incurred were pre-approved.

Director Nominations and Shareholder Communications

General

The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the Governance and Nominating Committee, in care of the Corporate Secretary, at the corporate headquarters of the Company at 230 Peachtree Street, N.W., Suite 2700, Atlanta, Georgia 30303.

1.   The name of the person recommended as a director candidate;

2.   All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

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Proposal 3

3.   The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.   As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.   A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications

The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; diversity of experience, and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 230 Peachtree Street, N.W., Suite 2700, Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2016 Annual Meeting

Shareholder Proposals. Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting. As a result, shareholder proposals submitted for consideration at the 2017 annual meeting must be received no later than December 7, 2016, to be included in the 2017 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company’s proxy statement was released to the shareholders for its previous year’s annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company’s proxy statement for its next annual meeting.

Other Matters that may Come Before the Annual Meeting

The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Available Information

A copy of the Company’s Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Samuel J. Cox, Citizens Bancshares Corporation, 230 Peachtree Street, N.W., Suite 2700, Atlanta, Georgia 30303 (Telephone: (404) 575-8400). These reports are also available on our website at www.ctbconnect.com.

Citizens Bancshares Corporation - 2016 Proxy Statement	25

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2016

The undersigned hereby appoints Samuel J. Cox and Frederick L. Daniels, Jr. as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on March 29, 2016 at the Annual Meeting of Stockholders to be held on May 23, 2016 or any adjournments thereof.

Proposal 1:	To elect the following persons to serve as directors for a three-year term until the 2019 annual meeting:

	Nominees:		Robert L. Brown, Jr. C. David Moody, Jr. James E. Williams

	☐	For All Nominees (except as noted below)			☐	Withhold Authority to Vote for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee’s name below:

Proposal 2:	To ratify the appointment of Elliott Davis DeCosimo, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

	☐	For	☐	Against		☐	Abstain

Proposal 3:	To adopt the advisory resolution approving executive compensation.

	☐	For	☐	Against		☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.